Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT APPOINTS ROB BEARD AS CHIEF LEGAL AND GLOBAL AFFAIRS OFFICER

PITTSBURGH, Oct. 21, 2024 (GLOBE NEWSWIRE) — Coherent Corp. (the “Company” or “Coherent”) (NYSE: COHR), a global leader in materials, networking, and lasers, today announced that following a comprehensive search, it has appointed Rob Beard as the Company’s new Chief Legal and Global Affairs Officer, and Corporate Secretary, effective today. Rob replaces current Chief Legal Officer Ron Basso, who is retiring. The Company has also promoted Marie Batz Martin to Chief Compliance Officer, reporting to Rob.

Mr. Beard joins Coherent from Mastercard Incorporated (“Mastercard”), where he was Chief Legal and Global Affairs Officer. Before Mastercard, Rob spent nearly a decade at Micron Technology, Inc. (“Micron”), including as General Counsel and Corporate Secretary, leading Micron’s global legal, intellectual property, and ethics and compliance functions, and guiding Micron’s growth through an increasingly complex geopolitical environment.

“We are pleased to welcome Rob to Coherent’s leadership team,” said Jim Anderson, Chief Executive Officer. “His broad experience in the semiconductor industry, international policy experience, and expertise in business and law make him an excellent partner and counselor to help us unlock Coherent’s full potential.”

“I am thrilled to join Coherent as its next CLO,” said Mr. Beard. “It’s an incredible team with a strong culture of innovation across multiple high-growth markets.”

“I would like to thank Ron Basso for his leadership as Coherent’s Chief Legal Officer,” said Mr. Anderson. “His experience and leadership will ensure a smooth transition, and I am grateful for his commitment and continued dedication to the company.”

About Rob Beard

Rob has more than 20 years of experience in the technology industry. Before joining Mastercard, Rob spent nearly a decade at Micron, beginning his career there as the company’s primary M&A lawyer and for several years partnered closely with Micron’s corporate development team on a wide range of strategic opportunities, including significant transactions in Japan, Taiwan, Europe, China, and Singapore.

Prior to Micron, Rob was corporate counsel at Amazon’s Lab 126 and was an associate at Weil Gotshal & Manges in London, New York, and Silicon Valley, focusing on M&A and capital markets transactions, and at Shearman & Sterling in London, where he focused on debt capital markets transactions. He graduated from the University of Utah and received his J.D. from the University of Illinois College of Law, summa cum laude.

coherent.com I T. 724 352 4455	1

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Media Contact:

Amy Wilson

Corporate Communications & Investor Relations

corporate.communications@coherent.com

Forward Looking Statements

The statements contained in this press release include forward-looking statements relating to future events and expectations, including statements regarding the Company’s ability to benefit from the noted executives’ experience and expertise which is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements contained herein involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

The Company believes that all forward-looking statements made by it herein have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and additional risk factors that may be identified from time to time in filings of the Company; (iii) the substantial indebtedness the Company incurred in connection with its acquisition (the “Transaction”) of Coherent, Inc., the need to generate sufficient cash flows to service and repay such debt, and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time frames or at all and ultimately to successfully fully integrate the operations of Coherent, Inc. with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming, or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers, or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges, or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent, Inc.; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

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